Exhibit 32

Quarterly Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

          The quarterly report on Form 10-Q for the quarter ended March 31, 2004 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 10, 2004	/s/ David A. Bell
David A. Bell
Chief Executive Officer

Dated: May 10, 2004	/s/ Christopher J. Coughlin
Christopher J. Coughlin
Chief Financial Officer